TRITON EMISSION SOLUTIONS INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), is entered into as of March 6, 2015 by and between Triton Emission Solutions Inc., a Delaware corporation (the “Company”), and Anders Aasen (“Executive”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows.

1.

Term.  Subject to the provisions of Section 7 of this Agreement, this Agreement shall be effective for a term commencing as of March  23, 2015 (the “Effective Date”), and shall continue until Executive’s employment is terminated by either party in accordance with the terms of Section 7 of this Agreement (the “Employment Term”).

2.

Position.

2.1

Job Title.  Executive shall serve as Chief Executive Officer of the Company.  In such position, Executive shall have such duties and authority as are consistent therewith.  Executive shall act at all times with consideration for the reasonable business needs of the Company and faithfully perform the duties assigned by the Company to the best of Executive’s ability.

2.2

Full Time Services.  During the Employment Term, Executive will devote his full business time and best efforts to the performance of his duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise that would conflict or interfere with the rendition of such services, either directly or indirectly, without the prior written consent of the Company; provided that Executive shall, subject to the prior approval of the Company, be permitted to accept appointment to or continue to serve on any board of directors or trustees of any business corporation or any charitable or not-for-profit organization; provided, in each case, and in the aggregate, that such activities do not conflict or interfere with the performance of Executive’s duties hereunder in any material respect or conflict with Section 9 of this Agreement.

2.3

No Conflicts.  Executive represents and warrants to the Company that the entry by Executive into this Agreement, and the employment of Executive as an employee of the Company to provide the services set forth in Sections 2.1 and 2.2 of this Agreement, does not and will not result in the violation of the terms or provisions of any other agreement, indenture, instrument or other legal obligation by which Executive is bound, including, but not limited to, the terms of any other existing employment of Executive or engagement of Executive as a consultant.

3.

Remuneration.

3.1       Base Salary.  Commencing on the Effective Date, and continuing throughout the Employment Term, the Company shall pay Executive a base salary (the “Base Salary”) at the annual rate of US $270,000, payable in regular installments in accordance with the Company’s usual payroll practices.  During the Employment Term, the Company shall review the Base Salary annually and may increase the Base Salary, and upon any such increase, the term “Base Salary” shall thereafter refer to such increased amount.

EMPLOYMENT AGREEMENT

3.2

Options. As additional consideration, the Company shall grant to the Executive options to purchase up to 3,000,000 shares of the Company’s common stock (“Options”) out of the Company’s 2014 Stock Option Plan (the “Plan”). The Options shall be subject to the following terms and conditions:

(a)

Vesting and  Expiration Date.  The Options granted to the Executive under this Employment Agreement shall vest and become exercisable in the following amounts on the dates set forth in the table below (such date of vesting being the “Vesting Date”) and expire on such date that is fifth (5th) year anniversary of the particular Vesting Date for those Options; provided that the Executive continues to perform his duties under this Agreement on a continuous and uninterrupted basis from the Effective Date through to and including the particular Vesting Date. No Option may be exercised unless such Option has vested.  Upon delivery of a written notice of termination pursuant to Section 7.1 of this Agreement, the Options shall terminate as provided for under Section 7.2 of this Agreement. The vesting of all Options shall be cumulative.

Aggregate Number of Company Options to Vest	Vesting Date
1,000,000	March 23, 2015
500,000	March 23, 2016
500,000	March 23, 2017
500,000	March 23, 2018
500,000	March 23, 2019
3,000,000

(b)

Change in Control.  Notwithstanding any other provision in this Employment Agreement to the contrary, any Options that have not vested shall immediately vest and become exercisable upon a Change in Control.  “Change in Control” means any of the following events:

(i)

Approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power of the voting securities of the Company, the surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(ii)

Approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the company or (ii) a sale by the Company of all of its property and assets pursuant to Section 271 of the Delaware General Corporation Law; or

EMPLOYMENT AGREEMENT

(iii)

Any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) together with its affiliates, but excluding (i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or (iii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”) is or becomes, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding securities.

(c)

Exercise Price.  The exercise price for the Options shall be set at $0.50 per share.

(d)

Compliance with Terms of Option Plan.  Except as otherwise specifically set forth in this Agreement, the Options shall be subject to the terms and conditions set forth in the Option Plan.

(e)

Compliance with Securities Laws.  Notwithstanding any other provision of this Agreement, the Company’s obligation  to issue the Options is conditional upon (a) the availability of an applicable exemption from the registration, prospectus or similar requirements of applicable securities laws of the United States of America, Canada and any other applicable jurisdiction, and (b) the Executive delivering to the Company or the Parent such further documentation, agreements, representations and warranties that the Company or the Parent may deem necessary to ensure the availability of such registration, prospectus or similar requirements.

3.3

Annual Bonus.  Executive may receive an additional annual cash bonus in respect of each full or partial fiscal year of the Company during the Employment Term, as determined in the sole discretion of the Company and based on its assessment of Company and individual performance in relation to performance targets, a subjective evaluation of Executive’s performance and/or such other criteria as may be established by it (the “Annual Bonus”).

4.

Employee Benefits.  During the Employment Term, Executive shall be entitled to participate in the Company’s employee benefit plans (other than any severance or change-in-control plan) as in effect from time to time on the same basis as those benefits are generally made available to other executives of the Company from time to time.

5.

Vacation.  Executive shall be entitled to 30 days annual paid vacation in accordance with the vacation policies of the Company as in effect from time to time.

6.

Business Expenses, Perquisites and Certain Insurance Policies.

6.1

Expenses.  During the Employment Term, reasonable business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies, provided, however, that any business expenses in excess of $5,000 shall require prior approval by the Company’s Board of Directors., not including Executive.

6.2

Perquisites.  During the Employment Term, Executive shall be entitled to participate in all of the Company’s perquisite plans, programs and arrangements that are generally provided by the Company to other executives of the Company from time to time.

EMPLOYMENT AGREEMENT

6.3

Directors and Officers Insurance.  The Company agrees to obtain a directors and officers liability insurance policy covering Executive and to continue and maintain such policy for the duration of the Employment Term.  The amount of such coverage shall be reasonable in relation to Executive's position and responsibilities during the term of this Agreement; provided that the cost and availability of such insurance is reasonable within the marketplace.

7.

Termination.  Notwithstanding any other provision of the Agreement:

7.1

Termination by the Company.  The Employment Term, and Executive’s employment hereunder, may be terminated at any time:

(a)

By the Company, without Cause, upon the delivery of twelve (12) months prior written notice of such termination;

(b)

By the Company, with Cause, immediately upon the delivery of written notice of such termination; or

(c)

By the Executive, for any reason whatsoever, upon the delivery of thirty (30) days prior written notice of such termination.

For purposes of this Agreement, “Cause” shall mean any of the following, whether occurring prior to, or on or after the date of this Agreement:  (1)  an intentional act of fraud, embezzlement, theft or any other material violation of law by Executive; (2)  conduct by Executive that directly or indirectly results in material damage to the reputation, business, assets or financial position of the Company; (3) negligent or intentional disclosure by Executive of confidential information of the Company; (4) the willful and continued failure by Executive to substantially perform his required duties (other than as a result of disability or death) for a period of 10 days after a written demand for substantial performance is delivered to Executive; (5) consistent poor performance by Executive of his duties, after being advised by the Company of the standard required of Executive; (6) a material breach by Executive of any of his obligations under this Agreement, continuing for a period of 10 days after a written demand for substantial performance is delivered to Executive;  (7) a material violation by Executive of the Company’s written policies and procedures; (8) personal conduct by Executive of a serious and substantial nature that would injure the reputation of the Company if Executive were retained as an employee of the Company; or (9) any and all other acts, omissions or conduct that would constitute cause at law, in addition to the causes specifically provided for above.

7.2

Compensation After Delivery of Termination Notice.  Upon the delivery of a written notice of termination (a “Termination Notice”) pursuant to Section 7.1 of this Agreement, Executive shall have no further rights to any compensation or any other benefits under this Agreement except as set follows:

(a)

Base Salary & Reimbursement of Expenses.  Executive shall be entitled to receive his Base Salary for the period from the date of delivery of the Termination Notice (the “Notice Date”) through to the termination date of Executive’s employment as set forth in the Termination Notice (the “Termination Date”).

(b)

Options.  Any Options granted to Executive pursuant to Section 3.2 of this Agreement:

EMPLOYMENT AGREEMENT

(i)

that have not vested on or prior to the Notice Date, shall immediately terminate on the Notice Date, shall not be exercisable and shall no longer be available for vesting.

(ii)

that vested on or prior to the Notice Date, shall terminate and cease to be exercisable (A) in the case of a termination by the Company without Cause, on the day that is the thirtieth (30th) day after the Notice Date, and (B) in the case of a termination by the Company for Cause or a termination by the Executive for any reason, on the Notice Date.

(c)

Benefits.   Any benefits that would otherwise have been due to Executive pursuant to Sections 4, 5, 6.1, 6.2 or 6.2 of this Agreement shall continue to be available to Executive during the period from the Notice Date to the Termination Date.

(d)

No Other Severance or Termination Plan.  For greater clarity, unless expressly provided for in Sections 7.2(a) through (c) of this Agreement, after the delivery of a Termination Notice, Executive shall not be entitled to participate in any other bonus or severance or termination plan, policy or program of the Company.

7.3

Duties During Notice Period.  Upon delivery of a Termination Notice pursuant to Section 7.1 of this Agreement, whether provided by the Company or by the Executive, the Company may at any time after the delivery of such Termination Notice and prior to the Termination Date, require Executive to cease performing his duties and/or exclude him from entering the premises of the Company, or contacting or dealing with any of the Company’s clients.  During any such period under this Section 7.2 of this Agreement, the Company will not be obliged to provide Executive with any work, but will continue to pay his salary and provide all benefits set out in Section 7.2 of this Agreement on condition that Executive does not perform any duties for any other company or employer during that time.

7.4

Lump Sum Payment in Lieu of Notice.  In lieu of providing Executive with the notice required under Section 7.1 of this Agreement, the Company shall have the right (but not an obligation), exercisable at any time, to pay to Executive a lump sum amount (a “Termination Payment”) equal to the remaining Base Salary that would otherwise have been payable to Executive from the date the Termination Payment is made through to the Termination Date.  Payment by the Company of a Termination Payment in lieu of notice shall not affect the Executive’s right to exercise the Options, which rights shall continue to be as set forth in Section 7.2 of this Agreement. All benefits due to Executive under Section 7.2(c) of this Agreement shall terminate on the date the Termination Payment is made.

7.5

Release.  Any and all payments and benefits to which Executive is entitled under Sections 7.1 through 7.4 of this Agreement are conditional upon and subject to Executive’s execution of a general release and waiver, substantially in the form attached as Exhibit A hereto, of all claims Executive may have against the Company and its directors, officers and affiliates, except as to matters covered by provisions of this Agreement that expressly survive the termination of this Agreement.

8.

Restrictive Covenants.

8.1

Non-Competition/Non-Solicitation.  Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its subsidiaries and controlled affiliates and accordingly agrees as follows:

EMPLOYMENT AGREEMENT

(a)

While employed by the Company and for a period of twelve (12) months  following the date Executive ceases to be employed by the Company (the “Restricted Period”), Executive will not directly or indirectly, (i) engage in any “Competitive Business” (defined below) for Executive’s own account, (ii) enter the employ of or render any services to any person engaged in any Competitive Business, (iii) acquire a financial interest in or otherwise become actively involved with any person engaged in any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the Effective Date) between the Company and its customers, suppliers, or consultants.  Executive represents and warrants to the Company that, as of the Effective Date, none of the conditions set forth in (i) though (iv) exists as they relate to Executive (whether directly or indirectly).

(b)

For purposes of this Section 8, a “Competitive Business” means, as of any date and including during the Restricted Period, any person or entity (including any joint venture, partnership, firm, corporation or limited liability company) that produces, markets, distributes, sources, or otherwise commercially exploits products or services that are directly or indirectly competitive with products or services that are either (i) produced, marketed, distributed, sourced, or otherwise commercially exploited by the Company, or (ii) in actual or demonstrably anticipated development by the Company.

(c)

Notwithstanding anything to the contrary in the Agreement, Executive may directly or indirectly own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive is not a controlling person of, or a member of a group that controls, such person, and does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person.

(d)

During the Restricted Period, Executive will not, directly or indirectly, without the Company’s written consent, hire (either directly or indirectly), solicit or encourage to cease to work with the Company any Company employee or any consultant (including employees of such consultant) whose primary business activity consists of providing services to the Company.

(e)

Executive understands that the provisions of this Section 8.1 may limit his ability to earn a livelihood in a business similar to the business of the Company, but nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company, (ii) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (iii) such provisions are not harmful to the general public, and (iv) such provisions are not unduly burdensome to Executive.  In consideration of the foregoing and in light of Executive’s education, skills and abilities, Executive agrees that he shall not assert that, and it should not be considered that, any provisions of Section 8.1 otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

EMPLOYMENT AGREEMENT

(f)

It is expressly understood and agreed that, although Executive and the Company consider the restrictions contained in this Section 8.1 to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 8.1 or elsewhere in this Agreement is an unenforceable restriction against Executive, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.  Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

8.2

Nondisparagement.  Executive agrees (whether during or after Executive’s employment with the Company) not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Company or the officers, directors or managers of the Company other than to the extent reasonably necessary in order to (i) assert a bona fide claim against the Company arising out of Executive’s employment with the Company, or (ii) respond in a truthful and appropriate manner to any legal process or give truthful and appropriate testimony in a legal or regulatory proceeding.

8.3

Company Policies.  Executive agrees to abide by the terms of  any policies established by the Company, as the same may be amended from time to time.

8.4

Confidentiality/Company Property.  Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any “Confidential Information” or “Personal Information” (as those terms are defined below) except while employed by the Company and in furtherance of the business of and for the benefit of the Company; provided that Executive may disclose such information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company and/or its affiliates, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose, or make accessible such information; provided further that in the event that Executive is ordered by a court or other government agency to disclose any Confidential Information or Personal Information, Executive shall (i) promptly notify the Company of such order, (ii) at the written request of the Company, diligently contest such order at the sole expense of the Company as expenses occur, and (iii) at the written request of the Company, seek to obtain, at the sole expense of the Company, such confidential treatment as may be available under applicable laws for any information disclosed under such order.

“Confidential Information” means non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information relating to the business of the Company or its affiliates or customers, that, in any case, is not otherwise available to the public (other than by Executive’s breach of the terms hereof), and (ii) “Personal Information” means any information concerning the personal, social or business activities of the officers or directors of the Company.  Upon termination of Executive’s employment with the Company, Executive shall return all Company property, including, without limitation, files, records, disks and any media containing Confidential Information or Personal Information.

EMPLOYMENT AGREEMENT

8.5

Developments.  All discoveries, inventions, ideas, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements conceived, developed, work on, tested, constructed, reduced to practice, prototyped, made, created, or produced by Executive alone or with others, and in any way relating to the business or any proposed business of the Company of which Executive has been made aware, or the products or services of the Company of which Executive has been made aware, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form, at any time during the Employment Term (“Developments”), shall be the sole and exclusive property of the Company.  Executive agrees to, and hereby does, assign to the Company, without any further consideration, all of Executive’s right, title and interest throughout the world in and to all Developments.  Executive agrees that all such Developments that are copyrightable may constitute works made for hire under applicable copyright laws and, as such, acknowledges that the Company is the author of such Developments and owns all of the rights comprised in the copyright of such Developments and Executive hereby assigns to the Company without any further consideration all of the rights comprised in the copyright and other proprietary rights Executive may have in any such Development to the extent that it might not otherwise be considered a work made for hire.  Executive shall make and maintain adequate and current written records of all Developments and shall disclose all Developments promptly, fully and in writing to the Company promptly after development of the same, and at any time upon request.

8.6

Expanded Definition of “Company”.  For purposes of Sections 8.1 through 8.5 of this Agreement, the Company shall be deemed to include the Company, its subsidiaries and any controlled affiliates of the Company.

9.

Enforcement.  Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Sections 8.1, 8.2, 8.4 and 8.5 of this Agreement would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy that may then be available.  In addition, the Company shall be entitled to immediately cease paying any amounts remaining due or providing any benefits to Executive pursuant to this Agreement upon a determination by the Company that Executive has violated any provision of Sections 8.1, 8.2, 9.4 and 8.5 of this Agreement, subject to payment of all such amounts upon a final determination that Executive had not violated Sections 8.1, 8.2, 8.4 and 8.5 of this Agreement.

10.

Miscellaneous.

10.1

 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF FLORIDA.

EMPLOYMENT AGREEMENT

10.2

Entire Agreement/Amendments.  This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.  This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.  Sections 3.2(d), 7.4, 8.1, 8.2, 8.4, 8.5, 9 and 10 of this Agreement shall survive the termination of Executive’s employment with the Company, to the extent specifically stated therein.

10.3

No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.4

Severability.  In the event that any one or more of the provisions of this Agreement shall be or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

10.5

Notice.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if delivered by overnight courier service, if sent by facsimile transmission or if mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses or sent via facsimile to the respective facsimile numbers, as the case may be, as set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt; provided that (i) notices sent by personal delivery or overnight courier shall be deemed given when delivered; (ii) notices sent by facsimile transmission shall be deemed given upon the sender’s receipt of confirmation of complete transmission, and (iii) notices sent by United States registered mail shall be deemed given three (3) days after the date of deposit in the United States mail.

If to Executive, to:

Anders Aasen

2625 Nassau Ln,

Ft Lauderdale, FL 33312

If to the Company, to:

Triton Emission Solutions Inc.

151 San Francisco St.

Suite 201

San Juan, Puerto Rico 00901

10.6

Withholding Taxes.  The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

10.7

Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

-- Signature Page Follows --

EMPLOYMENT AGREEMENT

EXECUTED as of the day and year first set forth above.

Company:

Triton Emission Solutions Inc.

/s/ Rasmus Norling

By: Rasmus Norling

    Its: President, CEO

Executive:

/s/ Anders Aasen

Anders Aasen

EMPLOYMENT AGREEMENT

Exhibit A

RELEASE OF CLAIMS

1.

Release of Claims.  In partial consideration of the payments and benefits described in Section 7.4 of that certain Employment Agreement (the “Employment Agreement”), effective March 23, 2015, by and between Anders Aasen (“Executive”) and Triton Emission Solutions Inc. (the “Company”), to which Executive agrees Executive is not entitled until and unless he executes this Release, Executive, for and on behalf of himself and his heirs and assigns, but subject to the following two sentences hereof, hereby waives and releases any employment, compensation or benefit-related common law, statutory or other complaints, claims, charges or causes of action of any kind whatsoever, both known and unknown, in law or in equity, which Executive ever had, now has or may have against the Company and its shareholders, subsidiaries, successors, assigns, directors, officers, partners, members, employees or agents (collectively, the “Releasees”) by reason of facts or omissions which have occurred on or prior to the date that Executive signs this Release, including, without limitation, any complaint, charge or cause of action arising under federal, state or local laws pertaining to employment, including, if applicable, the Age Discrimination in Employment Act of 1967 (“ADEA”), a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, all as amended; and all other federal, state and local laws and regulations.  By signing this Release, Executive acknowledges that he intends to waive and release any rights known or unknown that he may have against the Releasees under these and any other laws; provided that Executive does not waive or release claims with respect to the right to enforce the Employment Agreement (the “Unreleased Claims”).  Notwithstanding the foregoing, Executive does not release, discharge or waive any rights to indemnification that he may have under the certificate of incorporation, the by-laws or equivalent governing documents of the Company or its subsidiaries or affiliates, the laws of the State of Delaware or any other state of which such subsidiary or affiliate is a domiciliary, or any indemnification agreement between Executive and the Company, or any rights to insurance coverage under any directors’ and officers’ personal liability insurance or fiduciary insurance policy.

2.

Proceedings.  Executive acknowledges that he has not filed any complaint, charge, claim or proceeding, except with respect to an Unreleased Claim, if any, against any of the Releasees before any local, state or federal agency, court or other body (each individually a “Proceeding”).  Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted.  Executive (i) acknowledges that he will not initiate or cause to be initiated on his behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”).  Further, Executive understands that, by executing this Release, he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Releasees.  Notwithstanding the above, nothing in Section 1 of this Release shall prevent Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under the ADEA contained in Section 1 of this Release (but no other portion of such waiver); or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC.

EMPLOYMENT AGREEMENT:

EXHIBIT A

3.

Time to Consider.  Executive acknowledges that he has been advised that he has twenty-one (21) days from the date of receipt of this Release to consider all the provisions of this Release and he does hereby knowingly and voluntarily waive said given twenty-one (21) day period.  EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THIS RELEASE CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN SECTION 1 OF THIS RELEASE AND THE OTHER PROVISIONS HEREOF. EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE, AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

4.

Revocation.  Executive hereby acknowledges and understands that Executive shall have seven (7) days from the date of his execution of this Release to revoke this Release (including, without limitation, any and all claims arising under the ADEA) and that neither the Company nor any other person is obligated to provide any benefits to Executive pursuant to Section 7.4 of the Employment Agreement until eight (8) days have passed since Executive’s signing of this Release without Executive having revoked this Release, in which event the Company immediately shall arrange and/or pay for any such benefits otherwise attributable to said eight (8) day period, consistent with the terms of the Employment Agreement.  If Executive revokes this Release, Executive will be deemed not to have accepted the terms of this Release, and no action will be required of the Company under any section of this Release.

5.

No Admission.  This Release does not constitute an admission of liability or wrongdoing of any kind by Executive or the Company.

6.

General Provisions.  A failure of any of the Releasees to insist on strict compliance with any provision of this Release shall not be deemed a waiver of such provision or any other provision hereof.  If any provision of this Release is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Release shall remain valid and binding upon Executive and the Releasees.

7.

Governing Law.  The validity, interpretations, construction and performance of this Release shall be governed by the laws of the State of Florida without giving effect to conflict of laws principles.

EXECUTED this _____ day of __________[month], ______[year].

___________________________

Anders Aasen

EMPLOYMENT AGREEMENT:

EXHIBIT A